Exhibit 16(4)(viii): Flexible Premium Deferred Combination Variable and Fixed Annuity Contract Application (178597 (09/17))

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The accumulation value and annuity payments may increase or decrease depending on the results of the investment in the variable subaccounts or

1. OWNER INFORMATION[(If a trust is designated as the owner, complete the Certificate of Trust form, and submit it with this application. If the owner is a non-natural entity, please provide a copy of the supporting documentation confirming the signer's ability to act on behalf of the owner. If this application is being signed in a state other than the owner’s resident state, please provide the Nexus Information Worksheet/ Out-of-State Verification form (154172) with this application.) ]
[ Is the owner non-natural? ☐ No ☐ Yes If “Yes” select the ownership type: ☐ Revocable Trust ☐ Irrevocable Trust ☐ Custodian ☐ Other ]

[ OR Trust/Entity Name TIN ]
, Decedent* ]
(*Complete only if applying for a Beneficial (Inherited) IRA or for a Beneficial (Inherited) 1035 Exchange.)
Gender: ☐ Male ☐ Female Marital Status: ☐ Married ☐ Single ☐ Widowed

Email Address Phone

JOINT OWNER INFORMATION [Must be a natural person. Joint ownership is not available if the owner is not a natural person. This is not an option if this application is for an Individual Retirement Annuity (IRA).]

Marital Status (select one): ☐ Married ☐ Single ☐ Widowed

Email Address Relationship to Owner
Order #178597 09/01/2017
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2. ANNUITANT(S)[(Designate an annuitant below in the event that: 1) the individual owner is not the annuitant; 2) there is joint ownership; or 3) the owner is not a natural person. If an individual owner is named and an annuitant is not named below, the individual owner will be named as the annuitant. The owner is required to have an insurable interest in the life of the annuitant. An insurable interest is defined as the owner has a lawful and substantial economic interest in the continued life of the annuitant.)]

First Name	Middle Initial	Last Name			Phone
SSN		Birth Date			Gender: ☐ Male ☐ Female
Street Address (PO boxes not permitted)
City				State	ZIP
Country of Citizenship			Relationship to Owner
CONTINGENT ANNUITANT (If the owner is non-natural, contingent annuitant is not available.)
First Name	Middle Initial	Last Name			Phone
SSN		Birth Date			Gender: ☐ Male ☐ Female
Street Address (PO boxes not permitted)
City				State	ZIP
Country of Citizenship			Relationship to Owner

3. BENEFICIARY INFORMATION
If you would like to designate a restricted beneficiary, complete the Beneficiary Designation with Restricted Payout form [(171013)] and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries’ shares will be distributed equally. If the trust is the beneficiary, please provide the entire trust name, trust date and Employer Identification Number (EIN), for example: “The John Doe Trust dated mm/dd/yyyy. EIN: NN-NNNNNNN”
Additional beneficiaries should be listed on a separate piece of paper that includes the owner’s signature and the date.
Name		Gender	Birth Date/Trust Date	SSN/TIN/EIN		%
Beneficiary Type:
Address			Phone	Relationship to Owner			☐ Primary

Name		Gender	Birth Date/Trust Date	SSN/TIN/EIN		%
Beneficiary Type:
☐ Primary
Address			Phone	Relationship to Owner
☐ Contingent

Name		Gender	Birth Date/Trust Date	SSN/TIN/EIN		%
Beneficiary Type:
☐ Primary
Address			Phone	Relationship to Owner
☐ Contingent

Name		Gender	Birth Date/Trust Date	SSN/TIN/EIN		%
Beneficiary Type:
☐ Primary
Address			Phone	Relationship to Owner
☐ Contingent

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4. PREMIUM AND PLAN TYPE (Make checks payable to Voya Retirement both.) Insurance and Annuity Company. Complete either the nonqualified source of premium or the qualified source of premium, not both.)
Premium: $
[Nonqualified - Sources of Premium:	☐ New Purchase (money with application)
☐ 1035 Exchange ☐ Transfer from money market, CD or mutual fund
☐ Beneficial (Inherited) 1035 Exchange (If selected, submit form [(150444)] with this application.)
Qualified - Sources of Premium:	☐ New Purchase (money with application)
☐ Transfer ☐ Rollover
☐ New contribution for current tax year (Traditional IRA and Roth IRA only)
☐ New contribution for previous tax year
(available until the tax filing deadline for Traditional IRA and Roth IRA only)
Indirect Rollover/New Contribution Source
Qualified Type Applied For: (Select one)	☐ Traditional IRA ☐ Roth IRA ☐ SIMPLE IRA* ☐ SEP IRA*
☐ 401(a)** ☐ 401(k)** ☐ Defined Benefit Plan** ☐ Keogh / HR-10** ☐ Money-Purchase Plan**
☐ Profit Sharing Plan**
*Complete Employer Information form [(171186)] with this IRA selection
**Complete the Employer Sponsored Qualified Retirement Plan Disclosure form [(137881)] and the Employer Information form [(171186)] with this application.

Beneficial (Inherited) IRA: (If selected, submit form [(150444)] with this application.)
	☐ Traditional IRA ☐ Roth IRA ☐ SIMPLE IRA ☐ SEP IRA	]
☐ Check here and complete the following if a portion or all of the contract premium is from a transfer, exchange or rollover for which we will not be provided with Voya transfer paperwork prior to receiving money from the other company.
Company	Is this a life insurance policy or annuity?	☐ Yes ☐ No
Policy/Contract Account Number	Amount: $

Company	Is this a life insurance policy or annuity?	☐ Yes ☐ No
Policy/Contract Account Number	Amount: $

Company	Is this a life insurance policy or annuity?	☐ Yes ☐ No
Policy/Contract Account Number	Amount: $

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5. INITIAL PREMIUM ALLOCATION
[ Allocate premium among the options listed below. Initial Allocation percentages must total 100%. Setting Rate Thresholds is optional and represents the minimum Cap or Participation Rate that must be in effect on the Segment Start Date for premium to be invested in Indexed Segment(s). Dollar Cost Averaging (DCA) election is optional.]
[ ☐ DCA Program Option - By selecting this option, you must allocate a percentage of the initial investment amount to the Interim Segment - DCA below, and you must also complete and submit the Dollar Cost Averaging Allocation Request (178917) with this application.]

[Point-to-Point Cap Index Strategy	Initial Allocation	Threshold Rate		Allocation Initial	Threshold Rate
		(optional)			(optional)
MSCI EAFE			NASDAQ 100
1-year Term, 5% Buffer	%	%	1-year Term, 5% Buffer	%	%
1-year Term, 10% Buffer	%	%	1-year Term, 10% Buffer	%	%
1-year Term, 20% Buffer,	%	%	1-year Term, 20% Buffer,	%	%
1-year Term, 30% Buffer	%	%	1-year Term, 30% Buffer	%	%
3-year Term, 5% Buffer	%	%	3-year Term, 5% Buffer	%	%
3-year Term, 10% Buffer	%	%	3-year Term, 10% Buffer	%	%
3-year Term, 20% Buffer	%	%	3-year Term, 20% Buffer	%	%
3-year Term, 30% Buffer	%	%	3-year Term, 30% Buffer	%	%
6-year Term, 5% Buffer	%	%	6-year Term, 5% Buffer	%	%
6-year Term, 10% Buffer	%	%	6-year Term, 10% Buffer	%	%
6-year Term, 20% Buffer	%	%	6-year Term, 20% Buffer	%	%
6-year Term, 30% Buffer	%	%	6-year Term, 30% Buffer	%	%
Russell 2000			S&P 500
1-year Term, 5% Buffer	%	%	1-year Term, 5% Buffer	%	%
1-year Term, 10% Buffer	%	%	1-year Term, 10% Buffer	%	%
1-year Term, 20% Buffer,	%	%	1-year Term, 20% Buffer,	%	%
1-year Term, 30% Buffer	%	%	1-year Term, 30% Buffer	%	%
3-year Term, 5% Buffer	%	%	3-year Term, 5% Buffer	%	%
3-year Term, 10% Buffer	%	%	3-year Term, 10% Buffer	%	%
3-year Term, 20% Buffer	%	%	3-year Term, 20% Buffer	%	%
3-year Term, 30% Buffer	%	%	3-year Term, 30% Buffer	%	%
6-year Term, 5% Buffer	%	%	6-year Term, 5% Buffer	%	%
6-year Term, 10% Buffer	%	%	6-year Term, 10% Buffer	%	%
6-year Term, 20% Buffer	%	%	6-year Term, 20% Buffer	%	%
6-year Term, 30% Buffer	%	%	6-year Term, 30% Buffer	%	%

]

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5. INITIAL PREMIUM ALLOCATION (CONTINUED)

[ Point-to-Point Participation Index Strategy	Initial	Rate		Initial	Rate
	Allocation Threshold			Allocation Threshold
		(optional)			(optional)
MSCI EAFE			NASDAQ 100
1-year Term, 5% Buffer	%	%	1-year Term, 5% Buffer	%	%
1-year Term, 10% Buffer	%	%	1-year Term, 10% Buffer	%	%
1-year Term, 20% Buffer,	%	%	1-year Term, 20% Buffer,	%	%
1-year Term, 30% Buffer	%	%	1-year Term, 30% Buffer	%	%
3-year Term, 5% Buffer	%	%	3-year Term, 5% Buffer	%	%
3-year Term, 10% Buffer	%	%	3-year Term, 10% Buffer	%	%
3-year Term, 20% Buffer	%	%	3-year Term, 20% Buffer	%	%
3-year Term, 30% Buffer	%	%	3-year Term, 30% Buffer	%	%
6-year Term, 5% Buffer	%	%	6-year Term, 5% Buffer	%	%
6-year Term, 10% Buffer	%	%	6-year Term, 10% Buffer	%	%
6-year Term, 20% Buffer	%	%	6-year Term, 20% Buffer	%	%
6-year Term, 30% Buffer	%	%	6-year Term, 30% Buffer	%	%
Russell 2000			S&P 500
1-year Term, 5% Buffer	%	%	1-year Term, 5% Buffer	%	%
1-year Term, 10% Buffer	%	%	1-year Term, 10% Buffer	%	%
1-year Term, 20% Buffer,	%	%	1-year Term, 20% Buffer,	%	%
1-year Term, 30% Buffer	%	%	1-year Term, 30% Buffer	%	%
3-year Term, 5% Buffer	%	%	3-year Term, 5% Buffer	%	%
3-year Term, 10% Buffer	%	%	3-year Term, 10% Buffer	%	%
3-year Term, 20% Buffer	%	%	3-year Term, 20% Buffer	%	%
3-year Term, 30% Buffer	%	%	3-year Term, 30% Buffer	%	%
6-year Term, 5% Buffer	%	%	6-year Term, 5% Buffer	%	%
6-year Term, 10% Buffer	%	%	6-year Term, 10% Buffer	%	%
6-year Term, 20% Buffer	%	%	6-year Term, 20% Buffer	%	%
6-year Term, 30% Buffer	%	%	6-year Term, 30% Buffer	%	%
Fixed Rate Strategy
Voya Fixed Rate Strategy	%
Variable Subaccounts
Voya Retirement Conservative Portfolio	%
Voya Retirement Growth Portfolio	%
Voya Retirement Moderate Portfolio	%
Dollar Cost Averaging (DCA) Program
Interim Segment - DCA *	%
* If elected, complete DCA Allocation form (178917)					]
			GRAND TOTAL	100%
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5. INITIAL PREMIUM ALLOCATION (CONTINUED)

For annuities delivered or issued for delivery in California to an owner aged 60 and older only.

SPECIFIC DIRECTION AUTHORIZATION DURING THE 30-DAY RIGHT TO EXAMINE AND RETURN THIS CONTRACT PERIOD

These instructions are considered valid direction only if the city and state information provided by you in Section 10 of this application as well as any applicable NEXUS form is in California.

Beginning with receipt of the contract for which you are applying, you have a 30-day right to examine and return for cancellation. During this time, your premium will automatically be invested in the Interim Segment UNLESS you direct otherwise by checking the box below. If you do not check the box below and direct us to invest your premium into the allocation options indicated in this Section of the application and you return the contract during this time, then you will be entitled to a refund of premiums, less withdrawals, plus any fees or charges we have deducted. Upon expiration of the Right to Examine and Return This Contract Period, the contract’s accumulation value will be allocated in accordance with your directions set forth in this Section. ☐ By checking this box, I direct the premium to be invested immediately into the allocation options indicated in this Section 5 titled Initial Premium Allocation (understanding that amounts will be held in the Interim Segment and not allocated to the Indexed Segments until the next Segment Start Date when all participation requirements are met). If my contract is cancelled within 30 days of its receipt by me, then the contract’s accumulation value plus any fees or charges deducted will be returned to me which could be less than the premium I paid for the contract.

NOTE: For annuity contracts delivered or issued for delivery outside of California, the Right to Examine and Return this Contract provisions differ for you.

[ DISCLOSURES MSCI EAFE

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or products, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NASDAQ

The Product(s) is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affi liates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to Voya Services Company (“Licensee”) is in the licensing of the Nasdaq®, OMXTM, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Product(s). NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

]

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[ ] 5. INITIAL PREMIUM ALLOCATION (CONTINUED)

DISCLOSURES (CONTINUED)

[ THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000

The Russell 2000 is a trademark of Russell Investments and have been licensed for use by Voya Retirement Insurance and Annuity Company. The product is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the product.

S&P 500

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Voya Retirement Insurance and Annuity Company. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Voya Retirement Insurance and Annuity Company. The product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Voya Retirement Insurance and Annuity Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Voya Retirement Insurance and Annuity Company or the product. S&P Dow Jones Indices have no obligation to take the needs of Voya Retirement Insurance and Annuity Company or the owners of the product into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the product or the timing of the issuance or sale of the product or in the determination or calculation of the equation by which the product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the product. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the product currently being issued by Voya Retirement Insurance and Annuity Company, but which may be similar to and competitive with the product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES. ]

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6. REALLOCATION AUTHORIZATION

By checking the box below and signing this form, you authorize the Company to act upon reallocation instructions, given by electronic means, voice command, or otherwise from the [producer(s)] named in Section 11 or the individual(s) named below upon furnishing their Social Security number.

Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means, voice command, or otherwise from such person if the Company acts in good faith in reliance upon this authorization in connection with instructions received. The Company will continue to act upon this authorization until you notify the Company by phone or in writing. The
Company may discontinue or limit this privilege at any time.

☐ I authorize the Company to act upon reallocation instructions given by my[producer(s)]or individual(s) named below.

To provide an individual with reallocation authorization, please complete the following. If the individual’s Social Security number is not provided, the individual will not be authorized.

First Name __________________________ Middle Initial _____ Last Name _______________________________________ SSN ____________________________

First Name __________________________ Middle Initial _____ Last Name _______________________________________ SSN ____________________________

7. SPECIAL REMARKS

8. ELECTRONIC DOCUMENT DELIVERY
By providing your email address in Section 1 and signing the application, you will receive information about electronic document delivery. When your annuity is issued, you will receive an email with a link to our website to authorize electronic document delivery. Please add VoyaSupport@voya.com to your trusted email addresses to ensure that electronically delivered documents are received. Until your authorization for electronic delivery has been finalized, you will receive all correspondence via U.S. Mail. While electronic delivery may significantly reduce the amount of mail sent to you, certain documents and service-related correspondence will continue to be sent via U.S. Mail.

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9. IMPORTANT INFORMATION AND REQUIRED NOTICES

[To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service, Voya Annuities, 699 Walnut Street, Ste 1350, Des Moines, IA 50309-3942. Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

Arkansas, Louisiana, Ohio, Oklahoma, Tennessee, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. of benefits, or civil damages.

California Reg 789.8: this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You or your agent may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.]

Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN

APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

[Kansas: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Illinois Civil Union Notice: Effective   June  1,  2011, for contracts issued in Illinois, the Company is in compliance with the Illinois Religious Freedom Protection and Civil Union Act (Public Act 96-1513) to the extent allowed under Federal Law.

Illinois Public Act 96-1513 (“the Act”) provides that civil union couples, as defined in the Act, are entitled to the same legal obligations, responsibilities, protections and benefits that are afforded or recognized by the laws of Illinois to spouses in a marriage.

Under Federal Law, however, certain favorable federal tax treatment available to spouses that are married is not available to partners in a civil union, e.g. spousal continuation. If you are a civil union partner, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.]

Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

[Maine: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. The Company may deduct from the Accumulation Value, as applicable, the amount of any Premium Tax or other state and local taxes levied by any state or local government entity when: 1) such Premium Tax is incurred by us; or 2) the Proceeds are applied to an Annuity Payment Plan as described in Section 8.1 of your contract. Please refer to your annuity contract for more information.

New Jersey:  Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.]

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

[Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Rhode Island: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.]

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10. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully) SIGNATURE REQUIRED BELOW THIS AND ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.”
REPLACEMENT
If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.
1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ☐ Yes			☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ☐ Yes			☐ No

Company		Policy/Contract #

Company		Policy/Contract #

By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) I have read the application; and (b) the owner has an insurable interest in the life of the annuitant, as defined above and in more detail in the prospectus. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives. In regard to the variable subaccounts and/or indexed segments, I understand that: (a) the accumulation value and annuity payments may increase or decrease depending on the results of the investment in the variable subaccounts or indexed segments; (b) no minimum contract value or annuity payment is guaranteed; and (c) when based on the investment experience, the annuity cash surrender values may increase or decrease on any day.

I also understand that IRAs already provide tax deferral like that provided by the contract and the death benefit is the accumulation value.
I agree that, to the best of my knowledge and belief, all statements and answers in this application are complete and true.
[ U.S. TAXPAYER CERTIFICATIONS
Under penalties of perjury, I certify that:
1.	The Taxpayer Identification Number that appears on this form is correct.
2.	I am not subject to back-up withholding due to failure to report interest and dividend income;
☐ If I am subject to backup withholding, I have checked here.
3.	I am a U.S. person.
If you are a Non-Resident Alien, please check the box below.
☐ Under penalties of perjury, I certify that I am a Non-Resident Alien, and my country of residence is:			.
The amount paid to you will be subject to 30% tax withholding unless you submit an IRS Form W-8 and are entitled to claim a reduced rate of withholding under the applicable U.S. tax treaty.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications (in bold above) required ] to avoid back-up withholding.

The Owner(s) must sign, date and include the city and state where this application is signed.

Owner Signature		Date (mm/dd/yyyy)

Signed at: City		State

(if applicable) Joint Owner Signature		Date (mm/dd/yyyy)

Signed at: City		State
By signing below, I consent to being the individual annuitant.
(if other than named owner(s))

Annuitant Signature		Date (mm/dd/yyyy)

Annuitant Signature		Date (mm/dd/yyyy)
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[ ]11. [PRODUCER INFORMATION] CHECK THE BOXES BELOW ONLY IF THEY APPLY:

☐ Check here to confirm that the owner(s) has an insurable interest in the life of the annuitant. Insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.

☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.

If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.
Does the applicant have any existing individual life insurance policies or annuity contracts? . . . . . . . . . . . . . . . . . . . . .. ☐ Yes ☐ No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? .☐ Yes ☐ No
If your state has adopted replacement regulations, did you remember to do the following?
• Provide required replacement notice to the applicant and offer to read it aloud.
• Complete required, state-specific paperwork.
If the owner is a non-natural entity, please provide a copy of the supporting documentation confirming the signer’s ability to act on behalf of the owner.
[If this application is being signed in a state other than the owner’s resident state, please provide the Nexus Information Worksheet / Out-of-State Verification form (154172) with this application.]
[Compensation Alternative (Select one. If no choice is made, Option A will be the default. Please verify which options are available.)
☐ Option A ☐ Option B - Trail ☐ Option C - Trail ☐ Option D - Trail ]

[Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.]

By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; 5) you have truly and accurately recorded on the application the information provided by the applicant; and 6) no promises were made about the future value of any contract elements that are not guaranteed (this includes any expected future gains that may apply to this contract).

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.”

Primary [Producer] Split ________ %

First Name __________________________ Middle Initial _____ Last Name ____________________________ Phone ______________

SSN	Signature
Address	City	State	ZIP

NPN	[License # (FL Producers only)]

[Broker-Dealer] Branch Name	[Broker-Dealer] Branch #
Email Address

[Producer] #2: Split ________ %

First Name __________________________ Middle Initial _____ Last Name _______________________________________ Phone ___________________________

SSN	Signature
Address	City	State	ZIP

NPN	[License # (FL Producers only)]
[Broker-Dealer] Branch Name	[Broker-Dealer Branch # ]
Email Address
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